UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2005
UCBH Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24947	94-3072450

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Montgomery Street San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 315-2800
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
SIGNATURES

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On December 28, 2005, UCBH Holdings, Inc. ("UCBH") entered into a one-time limited waiver with Great Eastern Bank whereby UCBH and United Commercial Bank waived Great Eastern Bank's non-solicitation obligations as set forth in Section 7.2 of the Agreement and Plan of Merger dated October 13, 2005 among UCBH Holdings, Inc., United Commercial Bank and Great Eastern Bank (the "Agreement") for the purposes of: 1) soliciting from Cathay General Bancorp a binding and best offer to be received by Great Eastern Bank no later than January 4, 2006, for the acquisition of 100% of the shares of Great Eastern Bank on the same terms to all Great Eastern Shareholders, and 2) providing to Cathay General Bancorp certain due diligence information previously requested by Cathay General Bancorp.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCBH HOLDINGS, INC.
Date: January 4, 2006	By:	/s/ Dennis Wu
Dennis Wu
Executive Vice President and Chief Financial Officer